LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Joanna M. Totsky, signing singly, true and lawful attorney-in-fact relative to the filings identified below in connection with the undersigned's derivative and non-derivative securities of The Toro Company (the “Company”) to:

(1) Prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”);

(2) Prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer of the Company, any Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”);

(3) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 and 144 and the timely filing of such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) Take any other action of any type whatsoever, including administration of EDGAR filing codes, in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or any substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Act and Exchange Act, including Section 16 of the Exchange Act and Rule 144 under the Securities Act.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed effective as of the date indicated below, and said Power of Attorney shall remain in effect until revoked by the undersigned in writing, or at such time as the undersigned is no longer an officer of the Company, whichever first occurs.

Signed: /s/ Lori A. Riley
Lori A. Riley

Dated: April 2, 2025